HEI Exhibit 10.20(b)

AMERICAN SAVINGS BANK SELECT DEFERRED COMPENSATION PLAN

Amendment No. 2 to January 1, 2009 Restatement

The American Savings Bank Select Deferred Compensation Plan (“SDCP”) is hereby amended by this Amendment No. 2 to the January 1, 2009 Restatement, as follows:

1.    Purpose and Explanation. This Amendment No. 2 changes the language of the SDCP relating to eligibility for SelectShare and provides an installment option in the case of distributions upon termination of employment, death, and disability. It is adopted for the following reasons.

a)
Eligibility for SelectShare. SelectShare is a non-elective contribution under the SDCP. The SelectShare is allocated to employees who have met the requirements for receiving an AmeriShare allocation under the American Savings Bank 401(k) Plan (“401(k) Plan”). The AmeriShare requirements formerly included a certain service requirement. The current language of the SDCP incorporates the AmeriShare service requirement. Effective January 1, 2011, however, the service requirement for the AmeriShare will be eliminated from the 401(k) Plan in order to support the policy of providing timely incentives to employees for current performance. To align the SDCP with both the change in the terms of the 401(k) Plan and the policy underlying that change, it is desirable to eliminate the language from the SDCP which incorporates the old AmeriShare service requirement.

b)
Installment Option for Distributions. The trigger for payment of benefits under the SDCP is generally termination of employment, whether through retirement, death, disability, or a voluntary or involuntary termination of employment. At the time that employees elect to participate in the SDCP with respect to a plan year, they must also elect a method for the distribution of their benefits if they terminate employment through retirement. Two options are available to them: a lump sum distribution and an installment option. Participants are not given a choice, however, with respect to distributions made incident to any other termination of employment. All distributions in such cases are automatically made in immediate lump sums. This is often disadvantageous for participants since such distributions are immediately taxable in full. Further, the duty to make such distributions can cause American Savings Bank to incur large and unplanned for expenses. It is therefore desirable to amend the SDCP to permit participants to elect installment payments with respect to distributions made incident to any termination from employment.

Amendment No. 2 limits a participant’s right to elect installment payments by permitting such payments only if the participant’s account balance exceeds $10,000. This is consistent with Section 409A of the Internal Revenue Code (“Code”), which permits a plan to limit a participant’s right to elect installment distributions to benefits which, in the aggregate, exceed the applicable dollar amount under Section 402(g)(1)(B) of the Code for the year of the distribution ($16,500 for 2011).

2.    Supersession. This Amendment No. 2 shall supersede the provisions of the SDCP to the extent that those provisions are inconsistent with this Amendment.

3.    Effective Date. This Amendment No. 2 is effective for Plan Years beginning on or after January 1, 2011.

4.    Section 4A.2(d), “AmeriShare Requirements Apply.” Section 4A.2(d) of the SDCP, as set forth in Amendment No. 1 to the SDCP, is amended in its entirety, as follows:

(d)
AmeriShare Requirements Apply. To be eligible to participate in SelectShare allocations, a Participant must be eligible to participate in AmeriShare allocations, as such eligibility is defined under the 401(k) Plan.

5.    Section 4A.2(g). To correct a typographical error, Section 4A.2(g) of the SDCP, as set forth in Amendment No. 1 to the SDCP, is re-lettered as Section 4A.2(f).

6.    Section 6.4, “Distributions on Termination of Employment.” Section 6.4 is amended in its entirety, as follows:

6.4    Distributions on Termination of Employment. If the Participant’s Benefit Distribution Date is the date of the Participant’s Termination of Employment, the Participant’s Account Balance shall be paid to the Participant as a Termination Benefit, as follows.

(a)
Time and Form of Payment. The portion of the Participant’s Account Balance arising from Deferral Elections made in relation to plan years commencing prior to January 1, 2011 shall be distributed to the Participant in a lump sum payment equal to such portion within thirty (30) days after the Participant’s Benefit Distribution Date or as soon thereafter as is administratively feasible but no later than December 31st of the year in which the Termination of Employment occurs. Any portion of the Participant’s Account Balance arising from a Deferral Election made in relation to a plan year commencing on or after January 1, 2011 shall be distributed pursuant to the terms of such Deferral Election. For this purpose, a Participant’s Deferral Election may specify that the portion of the Participant’s Account Balance arising from such Deferral Election shall be distributed in a lump sum as described above or in substantially equal annual payments over a period not to exceed fifteen (15) years. In the case of Specified Employees, any distribution made under this Section 6.4(a) is subject to the restrictions of Section 6.9.

(b)	Death Prior to Payment of Termination Benefit. If a Participant dies after his or her Termination of Employment but before the Termination Benefit is fully paid, the Participant’s unpaid Termination Benefit shall be paid to the Participant’s Beneficiary pursuant to Section 6.4(a) as though the Beneficiary were the Participant.

7.    Section 6.6, “Distributions on Death; Time and Form of Payment.” Section 6.6 is amended in its entirety, as follows:

6.6    Distributions on Death; Time and Form of Payment. If the Participant’s Benefit Distribution Date is the date of the Participant’s death, the Participant’s Account Balance shall be paid to the Participant’s Beneficiary as a Death Benefit, as follows. The portion of the Participant’s Account Balance arising from Deferral Elections made in relation to plan years commencing prior to January 1, 2011 shall be distributed to the Participant’s Beneficiary in a lump sum payment equal to such portion within thirty (30) days after the Participant’s Death or as soon thereafter as is administratively feasible but no later than December 31st of the year in which the Participant’s death occurs. Any portion of the Participant’s Account Balance arising from a Deferral Election made in relation to a plan year commencing on or after January 1, 2011 shall be distributed to the Participant’s Beneficiary pursuant to the terms of such Deferral Election. For this purpose, a Participant’s Deferral Election may specify that the portion of the Participant’s Account Balance arising from such Deferral Election shall be distributed in a lump sum as described above or in substantially equal annual payments over a period not to exceed fifteen (15) years.

8.    Section 6.7, “Distributions on Disability.” Section 6.7 is amended in its entirety, as follows:

6.7    Distributions on Disability. If a Participant is determined by the Committee to have a Disability, the Participant’s Benefit Distribution Date shall be the date of such determination, and the Participant’s Account Balance shall be paid to the Participant as a Disability Benefit, as follows.

(a)
Time and Form of Payment. The portion of the Participant’s Account Balance arising from Deferral Elections made in relation to plan years commencing prior to January 1, 2011 shall be distributed to the Participant in a lump sum payment equal to such portion within thirty (30) days after the Participant’s Benefit Distribution Date or as soon thereafter as is administratively feasible but no later than December 31st of the year in which the determination of Disability is made. Any portion of the Participant’s Account Balance arising from a Deferral Election made in relation to a plan year commencing on or after January 1, 2011 shall be distributed pursuant to the terms of such Deferral Election. For this purpose, a Participant’s Deferral Election may specify that the portion of the Participant’s Account Balance arising from such Deferral Election shall be distributed in a lump sum as described above or in substantially equal annual payments over a period not to exceed fifteen (15) years.

(b)
Death Prior to Payment of Termination Benefit. If a Participant dies after the date on which he or she is determined to have a Disability but before the Disability Benefit is fully paid, the Participant’s unpaid Disability Benefit shall be paid to the Participant’s Beneficiary pursuant to Section 6.7(a) as though the Beneficiary were the Participant.

9.    Section 6.10, “Rules for Installment Option.” The last two sentences of Section 6.5(a) are deleted, and a new Section 6.10 is added to the SDCP, as follows:

6.10    Rules for Installment Payments.

(a)
Time and Method for Determining Amount of Installment. If a Participant has elected installment payments for all or a portion of his or her Account Balance, the initial installment shall be based on the value of such portion, measured as of his her Benefit Distribution Date, and shall be equal to 1/n, where “n” is equal to the total number of annual benefit payments not yet distributed. Subsequent installment payments shall be computed in a consistent fashion, with the measurement date being the anniversary of the original measurement date. In all cases in which payments are made in installments, such payments shall commence within thirty (30) days after the Participant’s Benefit Distribution Date or as soon thereafter as is administratively feasible but no later than December 31st of the year in which the Participant’s Benefit Distribution Date occurs.

(b)
Installment Option Not Available for De Minimis Account Balances. Notwithstanding anything in this Plan to the contrary, an installment option is not available with respect to any distribution under this Plan unless a Participant’s total Account Balance on the last day of the month following or coincident with the Participant’s date of Termination of Employment, death, Retirement, or determination of Disability exceeds $10,000 (or, if less, the applicable dollar amount under Section 402(g)(1)(B) of the Code for the year in which the Participant’s Benefit Distribution Date occurs ($16,500 for 2011)). For purposes of the preceding sentence, a Participant’s total Account Balance shall be deemed to include benefits payable to the Participant under any account balance plan that must be aggregated with this Plan pursuant to Section 1.409A-1(c)(2)(i)(A) of the Treasury Regulations.

10.    Except as modified herein, all the terms and provisions of the SDCP, as amended, shall continue in full force and effect.

* * *

IN WITNESS WHEREOF, American Savings Bank has caused this Amendment No. 2 to the January 1, 2009 Restatement of the American Savings Bank Select Deferred Compensation Plan to be executed by its duly authorized officer on December 29, 2010.

AMERICAN SAVINGS BANK

By_/s/ Richard F. Wacker____________________________
Its President and Chief Executive Officer

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